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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 17, 1998

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                Date of Report (Date of earliest event reported)

                              Costilla Energy, Inc.

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             (Exact name of registrant as specified in its charter)

         Delaware                    0-21411                  75-2658940
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(State or other jurisdiction)  (Commission File Number)     (IRS Employer
                                                           Identification No.)

                          400 West Illinois, Suite 1000
                              Midland, Texas 79701

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                    (Address of principal executive offices)

                                 (915) 683-3902

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              (Registrant's telephone number, including area code)

                                       N/A

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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On December 17, 1998, Costilla Energy, Inc. (the "Registrant") issued 3,000,000 shares (the "Shares") of the Registrant's Common Stock, $0.10 par value (constituting approximately 24% of the total outstanding shares of Common Stock after the issuance), to Pioneer Natural Resources USA, Inc. ("Pioneer"). The Shares were issued as a portion of the option consideration paid by the Registrant to Pioneer under that certain Option to Purchase Agreement dated as of December 16, 1998 by and between the Registrant and Pioneer and an affiliate of Pioneer, whereby the Registrant has an option, expiring March 31, 1999, to purchase certain oil and gas properties from Pioneer and its affiliate. The Registrant also has the right to repurchase the Shares for $13 million at any time prior to, and Pioneer has agreed not to sell or otherwise transfer the Shares prior to, May 30, 1999. The Registrant has agreed to file a shelf registration statement with respect to Pioneer's resale of the Shares.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         COSTILLA ENERGY, INC.



         Dated: December 30, 1998        By: \s\ BOBBY W. PAGE
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                                              Bobby W. Page, Senior
                                              Vice President and
                                              Chief Financial Officer



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